Exhibit 99.1






    Kerr-McGee Schedules Fourth-Quarter Earnings Conference Call and Webcast
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     Oklahoma City, Jan. 23, 2003 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on Wednesday, Jan. 29, 2003, at 11:00 a.m. ET, to discuss its fourth-quarter 2002 financial and operating results, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, within the United States or 617-801-9702, outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010, within the United States or 617-801-6888, outside the United States. The code for the replay of the call will be #74250. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $11 billion.
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Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh                    Joy LaBar
                  405-270-3561                       405-270-2262